Exhibit 99.1

News Release

GE to Acquire Lufkin Industries

•	Accelerates GE’s Growth in Artificial Lift With Solutions for a Wider Variety of Well Types and Technology for Production Automation and Optimization

•	Strengthens GE’s Turbomachinery Supply Chain With Lufkin’s Industrial Gears and Bearings

•	Builds on GE’s 2011 Acquisition of the Well Support Division of the John Wood Group PLC

HOUSTON—April 8, 2013—GE (NYSE: GE) and Lufkin Industries Inc. (NASDAQ: LUFK) announced today a joint agreement whereby GE will acquire Lufkin Industries Inc., a leading provider of artificial lift technologies for the oil and gas industry and a manufacturer of industrial gears, for approximately $3.3 billion. Lufkin shareholders will receive $88.50 per share in cash for each of their Lufkin shares.

Artificial lift, used in 94 percent of the roughly 1 million oil-producing wells around the world, helps lift hydrocarbons to the surface in reservoirs with low pressure and improves the efficiency of naturally flowing wells. Upon close, Lufkin will broaden GE Oil & Gas’ artificial lift capabilities beyond electric submersible pumps (ESPs) to include rod lift, gas lift, plunger lift, hydraulic lift, progressive cavity pumps and a sophisticated array of well automation and production optimization controls and software. The ESP category of artificial lift is the only lift segment in which Lufkin does not currently compete.

“Advanced technologies, combined with new drilling practices, are revolutionizing the oil and gas industry,” said Daniel C. Heintzelman, president and CEO, GE Oil & Gas. “The artificial lift segment is at the heart of critical changes that are helping producers maximize well potential—which translates into increased output at lower operational cost. Lufkin’s world-class people, equipment and services fit perfectly in our portfolio and will enable us to offer a wide range of artificial lift solutions to our customers in this fast-growing artificial lift sector. In turbomachinery, Lufkin is already one of our suppliers for turbo gearing and specialty bearings products, and this acquisition allows us to further utilize their technologies and expertise for our customers.”

“GE represents an excellent new home for Lufkin’s technologies, services and our highly skilled and experienced employees,” said John F. “Jay” Glick, Lufkin’s president and CEO. “The global scale that GE offers, combined with its deep service offerings and network of research labs, will create new opportunities for our customers and employees around the world. This transaction allows us to realize our strategic objectives for expanding both our portfolio and our global platform and will allow us to reach global customers much faster and more effectively than we could have done as a standalone company. We believe the financial terms of the transaction represent full and fair value for Lufkin’s shareholders.”

Headquartered in Lufkin, Texas, with approximately 4,500 employees in more than 40 countries, Lufkin manufactures and services a broad portfolio of industry-leading artificial lift equipment through a global network of more than 110 service centers and nine manufacturing facilities. In addition, Lufkin’s three turbomachinery production facilities and seven service centers manufacture industrial gears and engineered bearings that are designed to produce higher power levels and speeds and better efficiencies in turbine applications, predominately for energy-related industrial applications.

April 8, 2013

The transaction, which is unanimously recommended by Lufkin’s board of directors, is expected to close in the second half of 2013 subject to Lufkin shareholders’ approval, regulatory approvals and customary closing conditions.

The purchase price of $3.3 billion represents a multiple of approximately 13.5x based on 2013 estimated earnings before interest, taxes, depreciation and amortization. In 2012, Lufkin posted record revenues of $1.3 billion, which reflected growth of 37 percent. New business bookings in 2012 grew 38 percent companywide to $1.3 billion year over year, driven by a 47 percent increase in its artificial lift business. With synergies from GE Oil & Gas’ global scale and broad array of solutions, GE believes the business is well positioned for significant top and bottom line growth.

Oil & Gas is GE’s fastest-growing business, and with the addition of Lufkin’s artificial lift products and automation and optimization solutions, GE can provide global exploration and production customers with a complete portfolio of offerings that address a wider variety of well types at all stages of the production lifecycle.

GE’s portfolio of turbomachinery equipment is used in mechanical-drive, compression and power-generation applications such as liquefying natural gas, moving hydrocarbons through pipelines or generating power via gas turbines at a production or industrial site. Lufkin’s suite of gears and bearings will complement GE’s existing product line and are currently in use on GE’s compressor and gas turbines. Lufkin will continue to sell these to the open market as it does today.

Artificial Lift’s Importance in Oil & Gas Extraction

The global artificial lift sector is expected to approach $13 billion in 2013, according to Spears & Associates. Growth is being fueled by the development of unconventional shale plays and liquids-rich resource plays. For example, in North America, an increased pursuit of oil has driven demand for the rod lift systems manufactured by Lufkin. In 2010, rod lift systems represented about 19 percent of the artificial lift sector (as measured by dollars of equipment sold per year). By 2012, rod lift had grown to 31 percent of the sector, according to Spears.

Lufkin Industries, Inc. is an industry leader in rod lift solutions, and its beam pump units are a universal symbol of oilfield production. Other artificial lift systems are in demand as well including progressive cavity pumps for heavy oil and gas lift for unconventional shale and offshore production. Lufkin also is pursing global opportunities and recently opened a large manufacturing facility in Romania to service Eastern Hemisphere markets.

Automation also is an integral part of Lufkin’s system-wide approach to artificial lift optimization, which helps reduce the overall cost of production in mature fields. It’s one of Lufkin’s fastest growing segments, driven by organic growth and three strategic acquisitions completed over the last 18 months. Lufkin’s expanded product line allows it to offer a broad suite of automation products, which today are installed on more than 150,000 wells around the globe. The automation portfolio of Lufkin contains the building blocks that will help drive smart technologies to develop an artificial lift “industrial internet” with “predict-and-prevent” service and maintenance issues through a connected network of technology, data and experts.

April 8, 2013

GE Oil & Gas has a proven record of acquiring, integrating and growing companies, as demonstrated by $11 billion in acquisitions since 2007, including the recent addition of Wellstream Holdings, Dresser Inc., and Well Support (artificial lift).

Simmons & Co. provided investment banking counsel and Bracewell & Giuliani provided legal counsel to Lufkin. Goldman Sachs and Deutsche Bank provided financial advice to GE, and Weil, Gotshal & Manges was GE’s legal advisor.

About GE Oil & Gas

GE Oil & Gas is a world leader in advanced technologies and services with 37,000 employees in more than 100 countries supporting customers across the industry—from extraction to transportation to end use. Making the environment, health and safety, quality and integrity our highest priorities is The Way We Work. Our technologies and services include: surface and subsea drilling and production, monitoring and diagnostics, measurement and controls, large-scale LNG, pipeline compression and inspection, well site and industrial power generation, technologies for the refining and petrochemical industries, and modular CNG and LNG units for transportation sectors. Through our customized service solutions, training programs and technologies, GE Oil & Gas partners with customers to maximize their efficiency, productivity and equipment reliability; develop their next generation workforce; and fully benefit from the megatrends of natural gas, the growth of subsea and hard-to-reach reserves and the revolution in asset health management. Follow GE Oil & Gas on Twitter @GE_OilandGas.

About Lufkin

Lufkin Industries, Inc. sells and services oilfield pumping units, well automation systems, gas lift and plunger lift systems, progressing cavity pumps, well completion products, foundry castings and power transmission products throughout the world. Lufkin has a broad range of technologies required to design, manufacture and market its products.

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For more information:

GE Contacts

Sean Gannon

GE Oil & Gas

+1 212 587 5059

sean.gannon@ge.com

Fabio Pianini

GE Oil & Gas

+39 055 423 8872

fabio.pianini@ge.com

Seth Martin

GE Corporate Financial Communications

+1 203 572 3567

seth.martin@ge.com

April 8, 2013

Trevor Schauenberg

VP Investor Communications

+1 203 373 2424

trevor.a.schauenberg@ge.com

Lufkin Industries Contacts

Chris Boone

Chief Financial Officer

+1 936 631 2749

cboone@lufkin.com

Dennard-Lascar Associates

Anne Pearson

+1 210 408 6321

apearson@dennardlascar.com

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Lufkin Industries, Inc. plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about General Electric Company, Lufkin Industries, Inc., the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Lufkin Industries, Inc. through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Lufkin Industries, Inc. at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com

PARTICIPANTS IN THE SOLICITATION

Lufkin Industries, Inc. and its directors, executive officers and certain other members of management and employees of Lufkin Industries, Inc. may be deemed “participants” in the solicitation of proxies from shareholders of Lufkin Industries, Inc. in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of Lufkin Industries, Inc.’s shareholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. You can find information about certain of Lufkin Industries, Inc.’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

April 8, 2013

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about the future expectations, beliefs, goals, plans or prospects of the management of General Electric Company or Lufkin Industries, Inc. constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in General Electric Company’s and Lufkin Industries, Inc.’s Annual Reports on Form 10-K for the year ended December 31, 2012. General Electric Company and Lufkin Industries, Inc. disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

April 8, 2013